NEWS RELEASE
August 5, 2014                                 Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                           (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended June 30, 2014.  Net revenue was approximately $108.4 million, a decrease of 9.4% from the same period in 2013, resulting primarily from a timing difference of Reach Media’s annual cruise event.  Station operating income1 was approximately $41.0 million, a decrease of 10.0% from the same period in 2013. The Company reported operating income of approximately $22.4 million for the three months ended June 30, 2014, compared to operating income of $18.3 million for the same period in 2013. Net loss was approximately $10.8 million or $0.23 per share compared to $14.2 million or $0.29 per share, for the same period in 2013.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “Our radio division experienced a combination of general market-softness and specific competitive issues. In the markets in which we operate, advertising revenues were down by 3.8% for the quarter compared to our core radio performance of –4.1%.  Part of that decline resulted from the impact of a new competitor in Houston, which has adversely impacted our ratings in that market. Excluding Houston, we outperformed our markets by approximately 210 bps. Third quarter radio revenue pacings are currently negative mid to high single digits, and, while we expect some lift from political advertising, I anticipate that Q3 radio revenues will be down low to mid-single digits. Cable TV revenues were relatively flat for the quarter, and we remain focused on the successful renewal of our carriage agreements.”

-MORE-

PAGE 2 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
		(as adjusted)2		(as adjusted)2
STATEMENT OF OPERATIONS	(unaudited)		(unaudited)
	(in thousands, except share data)		(in thousands, except share data)

NET REVENUE	$108,414	$119,602	$219,486	$218,714
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	33,920	32,952	69,192	63,473
Selling, general and administrative, excluding stock-based compensation	33,445	41,020	74,058	73,744
Corporate selling, general and administrative, excluding stock-based compensation	9,398	7,975	19,439	17,423
Stock-based compensation	65	47	110	90
Depreciation and amortization	9,236	9,478	18,506	19,029
Impairment of long-lived assets	-	9,800	-	11,170
Total operating expenses	86,064	101,272	181,305	184,929
Operating income	22,350	18,330	38,181	33,785
INTEREST INCOME	81	102	134	142
INTEREST EXPENSE	19,255	22,315	41,118	44,474
LOSS ON RETIREMENT OF DEBT	-	-	5,679	-
OTHER (INCOME) EXPENSE, net	(21)	(30)	45	(70)
Income (loss) before provision for income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	3,197	(3,853)	(8,527)	(10,477)
PROVISION FOR INCOME TAXES	8,605	4,702	17,183	11,383
Net loss from continuing operations	(5,408)	(8,555)	(25,710)	(21,860)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	-	3	-	893
CONSOLIDATED NET LOSS	(5,408)	(8,552)	(25,710)	(20,967)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,408	5,662	10,289	11,353
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(10,816)	$(14,214)	$(35,999)	$(32,320)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
NET LOSS FROM CONTINUING OPERATIONS	$(10,816)	$(14,217)	$(35,999)	$(33,213)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	-	3	-	893
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(10,816)	$(14,214)	$(35,999)	$(32,320)

Weighted average shares outstanding - basic3	47,465,653	48,737,941	47,453,414	49,299,953
Weighted average shares outstanding - diluted4	47,465,653	48,737,941	47,453,414	49,299,953

-MORE-

PAGE 3 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
		(as adjusted)2		(as adjusted)2
PER SHARE DATA - basic and diluted:	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)

Net loss from continuing operations (basic)	$(0.23)	$(0.29)	$(0.76)	$(0.67)
Income from discontinued operations, net of tax (basic)	0.00	0.00	0.00	0.02
Consolidated net loss attributable to common stockholders (basic)	$(0.23)	$(0.29)	$(0.76)	$(0.66	) *

Net loss from continuing operations (diluted)	$(0.23)	$(0.29)	$(0.76)	$(0.67)
Income from discontinued operations, net of tax (diluted)	0.00	0.00	0.00	0.02
Consolidated net loss attributable to common stockholders (diluted)	$(0.23)	$(0.29)	$(0.76)	$(0.66	) *

SELECTED OTHER DATA
Station operating income 1	$41,049	$45,630	$76,236	$81,497
Station operating income margin (% of net revenue)	37.9%	38.2%	34.7%	37.3%

Station operating income reconciliation:

Consolidated net loss attributable to common stockholders	$(10,816)	$(14,214)	$(35,999)	$(32,320)
Add back non-station operating income items included in consolidated net loss:
Interest income	(81)	(102)	(134)	(142)
Interest expense	19,255	22,315	41,118	44,474
Provision for income taxes	8,605	4,702	17,183	11,383
Corporate selling, general and administrative expenses	9,398	7,975	19,439	17,423
Stock-based compensation	65	47	110	90
Loss on retirement of debt	-	-	5,679	-
Other (income) expense, net	(21)	(30)	45	(70)
Depreciation and amortization	9,236	9,478	18,506	19,029
Noncontrolling interest in income of subsidiaries	5,408	5,662	10,289	11,353
Impairment of long-lived assets	-	9,800	-	11,170
Income from discontinued operations, net of tax	-	(3)	-	(893)
Station operating income	$41,049	$45,630	$76,236	$81,497

Adjusted EBITDA5	$31,651	$37,655	$56,797	$64,074

Adjusted EBITDA reconciliation:

Consolidated net loss attributable to common stockholders	$(10,816)	$(14,214)	$(35,999)	$(32,320)
Interest income	(81)	(102)	(134)	(142)
Interest expense	19,255	22,315	41,118	44,474
Provision for income taxes	8,605	4,702	17,183	11,383
Depreciation and amortization	9,236	9,478	18,506	19,029
EBITDA	$26,199	$22,179	$40,674	$42,424
Stock-based compensation	65	47	110	90
Loss on retirement of debt	-	-	5,679	-
Other (income) expense, net	(21)	(30)	45	(70)
Noncontrolling interest in income of subsidiaries	5,408	5,662	10,289	11,353
Impairment of long-lived assets	-	9,800	-	11,170
Income from discontinued operations, net of tax	-	(3)	-	(893)
Adjusted EBITDA	$31,651	$37,655	$56,797	$64,074

* Per share amounts do not add due to rounding.

-MORE-

PAGE 4 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	June 30, 2014	December 31, 2013
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$60,019	$56,676
Intangible assets, net	1,137,082	1,147,017
Total assets	1,406,276	1,414,355
Total debt (including current portion)	821,389	815,635
Total liabilities	1,144,454	1,117,381
Total equity	250,774	284,975
Redeemable noncontrolling interest	11,048	11,999
Noncontrolling interest	207,538	207,026

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
Senior bank term debt, net of original issue discount of approximately $3.1 million (subject to variable rates) (a)	$367,389	7.50%
9.25% senior subordinated notes due February 2020 (fixed rate)	335,000	9.25%
10% Senior Secured TV One Notes due March 2016 (fixed rate)	119,000	10.00%

(a)	Subject to variable Libor plus a spread that is incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K, 10-Q, 10-Q/A, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Radio One does not undertake any duty to update any forward-looking statements.

-MORE-

PAGE 5 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Net revenue decreased to approximately $108.4 million for the quarter ended June 30, 2014, from approximately $119.6 million for the same period in 2013, a decrease of 9.4%, resulting primarily from a timing difference of Reach Media’s annual cruise event. Net revenues from our radio broadcasting segment decreased 5.1% for the quarter ended June 30, 2014, from the same period in 2013. After adjusting for the non-occurrence of the Company’s annual Gospel Cruise event (separate from the Reach Media event described below) held during the second quarter of 2013, and not held in 2014, our core radio revenue from our stations decreased 4.1% for the quarter ended June 30, 2014, compared to the same period in 2013. We experienced net revenue growth most significantly in our Charlotte, Columbus, Dallas and Detroit markets, countered by our Atlanta, Houston, Philadelphia and Washington DC markets experiencing the most significant declines. Reach Media’s net revenues decreased 43.9% in the second quarter 2014, compared to the same period in 2013, primarily attributable to the timing of the “Tom Joyner Fantastic Voyage” which took place during the second quarter of 2013 versus being held during the first quarter of 2014. The event generated revenue of approximately $7.2 million for Reach Media during the second quarter of 2013. Adjusting for the timing difference for the “Tom Joyner Fantastic Voyage,” Reach Media’s revenue decreased 6.9% for the quarter ended June 30, 2014, compared to the same period in 2013. We recognized approximately $38.0 million of revenue from our cable television segment during the three months ended June 30, 2014, compared to approximately $37.7 million for the same period in 2013, the increase due primarily from an increase in affiliate sales. Finally, net revenues for our internet business decreased 8.2% for the three months ended June 30, 2014, compared to the same period in 2013.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, decreased to approximately $76.8 million for the quarter ended June 30, 2014, down 6.3% from the approximately $81.9 million incurred for the comparable quarter in 2013. Reach Media’s event, the “Tom Joyner Fantastic Voyage,” generated expenses of approximately $6.0 million during the second quarter of 2013.

Depreciation and amortization expense decreased 2.6% to approximately $9.2 million compared to approximately $9.5 million for the quarters ended June 30, 2014 and 2013, respectively. The decrease was due to the completion of amortization for certain intangible assets and the completion of useful lives for certain assets.

Impairment of long-lived assets for the three months ended June 30, 2013, was approximately $9.8 million and related to a non-cash impairment charge recorded to reduce the carrying value of our Cincinnati, Cleveland and Philadelphia radio broadcasting licenses. There was no impairment of long-lived assets for the three months ended June 30, 2014.

Interest expense decreased to approximately $19.3 million for the quarter ended June 30, 2014, compared to approximately $22.3 million for the same period in 2013. As previously announced, on February 10, 2014, the Company closed a private offering of $335.0 million aggregate principal amount of 9.25% Senior Subordinated Notes due 2020 (the “2020 Notes”). The 2020 Notes were offered at an original issue price of 100.0% plus accrued interest from February 10, 2014. Effective March 13, 2014, the Company repurchased or otherwise redeemed all of the amounts outstanding under the 12.5%/15% Senior Subordinated Notes due 2016 (the “2016 Notes”). The primary driver of the decrease in interest expense is due to the lower interest rate associated with the 2020 Notes. The Company made cash interest payments of approximately $10.4 million for the quarter ended June 30, 2014, compared to cash interest payments of approximately $21.0 million for the quarter ended June 30, 2013. Cash interest payments associated with the 2020 Notes will begin August 15, 2014.

The provision for income taxes for the quarter ended June 30, 2014, was approximately $8.6 million compared to approximately $4.7 million for the comparable period in 2013, primarily attributable to the deferred tax liability (“DTL”) for indefinite-lived intangible assets. The increase in tax provision is due to the impairment of long-lived intangibles that reduced the DTL and related deferred tax expense for the three months ended June 30, 2013. The Company paid $311,000 and $73,000 in taxes for the quarters ended June 30, 2014 and 2013, respectively.

The decrease in noncontrolling interests in income of subsidiaries is due primarily to a net loss generated by Reach Media during the three months ended June 30, 2014, compared to net income during the 2013 period.  TV One generated greater net income during the three months ended June 30, 2014, compared to the 2013 period, which partially offset the loss generated by Reach Media.

-MORE-

PAGE 6 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Other pertinent financial information includes capital expenditures of approximately $1.7 million and $3.6 million for the quarters ended June 30, 2014 and 2013, respectively.  The Company received dividends from TV One in the amount of approximately $6.3 million and $4.1 million for the quarters ended June 30, 2014 and 2013, respectively. As of June 30, 2014, the Company had total debt (net of cash balances) of approximately $761.4 million. The Company’s cash and cash equivalents by segment are as follows:  Radio and Internet, approximately $33.1 million; Reach Media, approximately $3.0 million; and Cable Television, approximately $23.9 million. In addition to cash and cash equivalents, the cable television segment also has short-term investments of approximately $2.6 million and long-term investments of $806,000. During the three months ended June 30, 2013, the Company repurchased 24,419 shares of Class A common stock in the amount of $57,306 and 1,166,300 shares of Class D common stock in the amount of $2,673,723.  During the six months ended June 30, 2013, the Company repurchased 31,569 shares of Class A common stock in the amount of $68,331 and 2,118,274 shares of Class D common stock in the amount of $4,188,625.  There were no stock repurchases made during the three or six month periods ended June 30, 2014.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three and six months ended June 30, 2014 and 2013 are included.  These detailed, unaudited and adjusted statements of operations include certain reclassifications associated with accounting for discontinued operations.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

-MORE-

PAGE 7 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2014
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$108,414	$55,773	$10,099	$5,909	$37,984	$(1,351)
OPERATING EXPENSES:
Programming and technical	33,920	10,905	7,880	2,346	14,220	(1,431)
Selling, general and administrative	33,445	21,871	1,344	3,410	7,367	(547)
Corporate selling, general and administrative	9,398	-	1,119	-	1,822	6,457
Stock-based compensation	65	5	-	-	-	60
Depreciation and amortization	9,236	1,283	286	606	6,532	529
Total operating expenses	86,064	34,064	10,629	6,362	29,941	5,068
Operating income (loss)	22,350	21,709	(530)	(453)	8,043	(6,419)
INTEREST INCOME	81	-	-	-	15	66
INTEREST EXPENSE	19,255	255	-	-	3,039	15,961
OTHER INCOME, net	(21)	(2)	-	-	-	(19)
Income (loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	3,197	21,456	(530)	(453)	5,019	(22,295)
PROVISION FOR INCOME TAXES	8,605	8,596	9	-	-	-
Net (loss) income from continuing operations	(5,408)	12,860	(539)	(453)	5,019	(22,295)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	-	-	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(5,408)	12,860	(539)	(453)	5,019	(22,295)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,408	-	-	-	-	5,408
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(10,816)	$12,860	$(539)	$(453)	$5,019	$(27,703)

Adjusted EBITDA5	$31,651	$22,997	$(244)	$153	$14,575	$(5,830)

-MORE-

PAGE 8 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30, 2013
	(in thousands, unaudited, as adjusted)2

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$119,602	$58,759	$18,015	$6,434	$37,729	$(1,335)
OPERATING EXPENSES:
Programming and technical	32,952	10,790	7,451	2,050	13,960	(1,299)
Selling, general and administrative	41,020	22,150	7,573	3,877	7,683	(263)
Corporate selling, general and administrative	7,975	-	1,075	-	1,821	5,079
Stock-based compensation	47	9	-	-	-	38
Depreciation and amortization	9,478	1,522	352	605	6,583	416
Impairment of long-lived assets	9,800	9,800	-	-	-	-
Total operating expenses	101,272	44,271	16,451	6,532	30,047	3,971
Operating income (loss)	18,330	14,488	1,564	(98)	7,682	(5,306)
INTEREST INCOME	102	-	-	-	17	85
INTEREST EXPENSE	22,315	309	-	-	3,039	18,967
OTHER INCOME, net	(30)	-	-	-	-	(30)
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and income from discontinued operations	(3,853)	14,179	1,564	(98)	4,660	(24,158)
PROVISION FOR INCOME TAXES	4,702	3,904	798	-	-	-
Net (loss) income from continuing operations	(8,555)	10,275	766	(98)	4,660	(24,158)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	3	3	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(8,552)	10,278	766	(98)	4,660	(24,158)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,662	-	-	-	-	5,662
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(14,214)	$10,278	$766	$(98)	$4,660	$(29,820)

Adjusted EBITDA5	$37,655	$25,819	$1,916	$507	$14,265	$(4,852)

-MORE-

PAGE 9 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2014
	(in thousands, unaudited)

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$219,486	$105,408	$26,815	$12,353	$77,678	$(2,768)
OPERATING EXPENSES:
Programming and technical	69,192	21,573	15,881	4,710	29,747	(2,719)
Selling, general and administrative	74,058	43,132	8,674	7,336	16,104	(1,188)
Corporate selling, general and administrative	19,439	-	2,366	-	3,949	13,124
Stock-based compensation	110	10	-	-	-	100
Depreciation and amortization	18,506	2,591	577	1,232	13,074	1,032
Total operating expenses	181,305	67,306	27,498	13,278	62,874	10,349
Operating income (loss)	38,181	38,102	(683)	(925)	14,804	(13,117)
INTEREST INCOME	134	-	-	-	27	107
INTEREST EXPENSE	41,118	605	-	-	6,078	34,435
LOSS ON RETIREMENT OF DEBT	5,679	-	-	-	-	5,679
OTHER EXPENSE (INCOME), net	45	(1)	-	-	96	(50)
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and income (loss) from discontinued operations	(8,527)	37,498	(683)	(925)	8,657	(53,074)
PROVISION FOR INCOME TAXES	17,183	17,160	23	-	-	-
Net (loss) income from continuing operations	(25,710)	20,338	(706)	(925)	8,657	(53,074)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax	-	-	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(25,710)	20,338	(706)	(925)	8,657	(53,074)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	10,289	-	-	-	-	10,289
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(35,999)	$20,338	$(706)	$(925)	$8,657	$(63,363)

Adjusted EBITDA5	$56,797	$40,703	$(106)	$307	$27,878	$(11,985)

-MORE-

PAGE 10 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Six Months Ended June 30, 2013
	(in thousands, unaudited, as adjusted)2

						Corporate/
		Radio	Reach		Cable	Eliminations/
	Consolidated	Broadcasting	Media	Internet	Television	Other

STATEMENT OF OPERATIONS:

NET REVENUE	$218,714	$108,616	$27,556	$11,486	$73,721	$(2,665)
OPERATING EXPENSES:
Programming and technical	63,473	21,744	14,915	3,982	25,333	(2,501)
Selling, general and administrative	73,744	42,864	9,317	7,498	14,667	(602)
Corporate selling, general and administrative	17,423	-	2,214	-	4,230	10,979
Stock-based compensation	90	24	-	-	-	66
Depreciation and amortization	19,029	3,076	640	1,314	13,217	782
Impairment of long-lived assets	11,170	11,170	-	-	-	-
Total operating expenses	184,929	78,878	27,086	12,794	57,447	8,724
Operating income (loss)	33,785	29,738	470	(1,308)	16,274	(11,389)
INTEREST INCOME	142	-	-	-	27	115
INTEREST EXPENSE	44,474	585	-	-	6,078	37,811
OTHER INCOME, net	(70)	(11)	-	-	-	(59)
(Loss) income before provision for income taxes, noncontrolling interest in income of subsidiaries and loss from discontinued operations	(10,477)	29,164	470	(1,308)	10,223	(49,026)
PROVISION FOR INCOME TAXES	11,383	10,911	472	-	-	-
Net (loss) income from continuing operations	(21,860)	18,253	(2)	(1,308)	10,223	(49,026)
INCOME FROM DISCONTINUED OPERATIONS, net of tax	893	893	-	-	-	-
CONSOLIDATED NET (LOSS) INCOME	(20,967)	19,146	(2)	(1,308)	10,223	(49,026)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	11,353	-	-	-	-	11,353
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(32,320)	$19,146	$(2)	$(1,308)	$10,223	$(60,379)

Adjusted EBITDA5	$64,074	$44,008	$1,110	$6	$29,491	$(10,541)

-MORE-

PAGE 11 -- RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

Radio One, Inc. will hold a conference call to discuss its results for second fiscal quarter of 2014. This conference call is scheduled for Tuesday, August 5, 2014 at 10:00 a.m. Eastern Daylight Time. To participate on this call, U.S. callers may dial toll-free 1-800-230-1092; international callers may dial direct (+1) 612-288-0337.

A replay of the conference call will be available from 12:00 p.m. EDT August 5, 2014 until 11:59 p.m. EDT August 7, 2014. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 330905. Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at http://www.radio-one.com/. The replay will be made available on the website for seven days after the call.

Radio One, Inc., together with its subsidiaries (http://www.radio-one.com/), is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation's largest radio broadcasting companies, currently owning and/or operating 54 broadcast stations located in 16 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (http://www.blackamericaweb.com/), the Company also operates syndicated programming including the Tom Joyner Morning Show, the Rickey Smiley Morning Show, the Yolanda Adams Morning Show, the Russ Parr Morning Show, the DL Hughley Show, Bishop T.D. Jakes' "Empowering Moments", and the Reverend Al Sharpton Show. Beyond its core radio broadcasting franchise, Radio One owns Interactive One (http://www.interactiveone.com/), an online platform serving the African-American community through social content, news, information, and entertainment. Interactive One operates a number of branded sites, including News One, UrbanDaily, HelloBeautiful and social networking websites, including BlackPlanet and MiGente. In addition, the Company owns a controlling interest in TV One, LLC (http://www.tvoneonline.com/), a cable/satellite network programming primarily to African-Americans.

Notes:

1           “Station operating income” consists of net loss before depreciation and amortization, corporate expenses, stock-based compensation, equity in income of affiliated company, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, (income) loss from discontinued operations, net of tax, interest income and gain on purchase of affiliated company. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless station operating income is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of station operating income may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (Radio Broadcasting, Reach Media, Internet and Cable Television). Station operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to station operating income has been provided in this release.

2           Certain reclassifications associated with accounting for discontinued operations have been made to prior period balances to conform to the current presentation. These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts. Where applicable, these financial statements have been identified as “as adjusted.”

3           For the three months ended June 30, 2014 and 2013, Radio One had 47,465,653 and 48,737,941 shares of common stock outstanding on a weighted average basis (basic), respectively.  For the six months ended June 30, 2014 and 2013, Radio One had 47,453,414 and 49,299,953 shares of common stock outstanding on a weighted average basis (basic), respectively.

4           For the three months ended June 30, 2014 and 2013, Radio One had 47,465,653 and 48,737,941 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.  For the six months ended June 30, 2014 and 2013, Radio One had 47,453,414 and 49,299,953 shares of common stock outstanding on a weighted average basis (fully diluted), for outstanding stock options, respectively.

5           “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in income of subsidiaries, impairment of long-lived assets, stock-based compensation, loss on retirement of debt, loss from discontinued operations, net of tax, less (2) equity in income of affiliated company, other income, interest income, gain on retirement of debt and gain on purchase of affiliated company. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, as well as our equity in (income) loss of our affiliated company, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies as our definition includes the results of all four segments (Radio Broadcasting, Reach Media, Internet and Cable Television).  Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.